SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549




                                FORM 8-K



                             CURRENT REPORT




                 Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported) : August 24, 1998


                       SIMON DeBARTOLO GROUP, INC.

         (Exact name of registrant as specified in its charter)




     Maryland                   1-12618            35-1901999
(State or other jurisdiction  (Commission       (IRS Employer
of incorporation)             File Number)    Identification No.)





                       115 WEST WASHINGTON STREET
                     INDIANAPOLIS, INDIANA        46204
            (Address of principal executive offices)(Zip Code)


    Registrant's telephone number, including area code:  317.636.1600


                             Not Applicable
      (Former name or former address, if changed since last report)


                           Page 1 of 38 Pages

Item 5.  Other Events


      On August 24, 1998 the Registrant made available additional ownership and operation information concerning the Registrant, Simon DeBartolo Group, L.P., and properties owned or managed as of June 30, 1998, in the form of a Supplemental Information package, a copy of which is included as an exhibit to this filing. The Supplemental Information package is available upon request as specified therein.



Item 7.  Financial Statements and Exhibits

     Financial Statements:

          None


     Exhibits:

                                           Page Number in
Exhibit No.         Description              This Filing

 99                 Supplemental Information     4
                    as of June 30, 1998

                               SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


     Dated:  August 24, 1998




                         SIMON DeBARTOLO GROUP, INC.


                              By:   \s\ Stephen E. Sterrett
                                        -------------------
                                        Stephen E. Sterrett,
                                        Treasurer

                          SIMON DeBARTOLO GROUP
                        SUPPLEMENTAL INFORMATION
                            Table of Contents
                           As of June 30, 1998



    Information                                          Page

Overview                                                    5

Ownership Structure                                       6-8

Reconciliation of Income to Funds from Operations ("FFO")   9

Selected Financial Information                          10-11

Portfolio GLA, Occupancy & Rent Data                       12

Rent Information                                           13

Lease Expirations                                       14-15

Total Debt Amortization and Maturities by Year             16

Summary of Indebtedness                                    17

Summary of Indebtedness by Maturity                     18-23

Summary of Variable Rate Debt and Interest Rate
 Protection Agreements                                  24-25

New Development Activities                                 26

Renovation/Expansion Activities                         27-29

Capital Expenditures                                       30

Gains on Sales of Peripheral Land                          31
Teleconference Text - August 11, 1998                   32-38

                          SIMON DeBARTOLO GROUP
                                Overview

The Company


Simon DeBartolo Group, Inc. (the "Company" or "Simon") (NYSE:SPG) is a self-administered and self-managed real estate investment trust ("REIT"). Simon DeBartolo Group, L.P. (the "Operating Partnership") is a subsidiary partnership of the Company. The Company, through the Operating Partnership, is engaged primarily in the ownership, operation, management, leasing, acquisition, expansion and development of real estate properties, primarily regional malls and community shopping centers.

At June 30, 1998, the Company, through the Operating Partnership, owned or had an interest in 216 properties which consisted of regional malls, community shopping centers, and specialty and mixed-use properties containing an aggregate of 139 million square feet of gross leasable area (GLA) in 34 states. The Company, together with its affiliated management companies, owned or managed approximately 154 million square feet of GLA in retail and mixed-use properties.

In February, Simon and Corporate Property Investors ("CPI"), a privately-held REIT, announced a plan to merge the two companies. The merger is expected to be completed in September and is subject to shareholder approval and customary regulatory and other conditions. The Company has also announced the intent to change its corporate name to Simon Property Group, Inc., effective upon completion of the merger.

This package was prepared to provide (1) ownership information, (2) certain operational information, and (3) debt information as of June 30, 1998, for the Company and the Operating Partnership.

Certain statements contained in this Supplemental Package may constitute "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties which may affect the business and prospects of the Company and the Operating Partnership, including the risks and uncertainties discussed in other periodic filings made by the Company and the Operating Partnership with the Securities and Exchange Commission.

We hope you find this Supplemental Package beneficial. Any questions, comments or suggestions should be directed to: Shelly J. Doran,
Director of Investor Relations-Simon DeBartolo Group, P.O. Box 7033, Indianapolis, IN 46207 (317) 685-7330.

                          SIMON DeBARTOLO GROUP
                     ECONOMIC OWNERSHIP STRUCTURE(1)
                              June 30, 1998



SIMON DeBARTOLO GROUP, L.P.
(the "Operating Partnership")

Total Common Shares and Units Outstanding = 177,860,815

  Operational Assets:
  -------------------
     131 Regional Malls
     75 Community Shopping Centers
     7 Specialty and Mixed-Use Properties
     3 Value-Oriented Super-Regional Malls

  Partners:                                              %
  ---------                                             --
     Simon DeBartolo Group, Inc.
       Public Shareholders                           61.8%
       Simon Family                                   1.9%
       DeBartolo Family                               0.0%
       Executive Management                           0.2%
                                                     -----
                                                     63.9%
                                                     -----

     Limited Partners
       Simon Family                                  19.4%
       DeBartolo Family                              12.5%
       Other Limited Partners                         4.1%
       Executive Management                           0.1%
                                                     -----
                                                     36.1%
                                                     -----
                                                    100.0%

Simon DeBartolo Group, Inc. (the "Company")(2)
  63.9% General Partner of Operating Partnership

  Common Shareholders                          Shares       %
  -------------------                       ---------      --

  Public Shareholders                    109,977,391    96.7%
  Simon Family                             3,318,421     3.0%
  DeBartolo Family                            31,623     0.0%
  Executive Management                       350,699     0.3%
                                          ----------   ------
                                         113,678,134   100.0%

Limited Partners ("Limited Partners")
  36.1% Limited Partners of Operating Partnership

  Unitholders                                  Units        %
  -----------                                  -----       --

  Simon Family                            34,584,455    53.9%
  DeBartolo Family                        22,222,599    34.6%
  Executive Management                       153,498     0.2%
  Other Limited Partners                   7,222,129    11.3%
                                          ----------   ------
                                          64,182,681   100.0%


(1) Schedule excludes preferred stock: 8 million shares of Series B issued on 9/27/96 and 3 million shares of Series C issued on 7/9/97.
(2) General partner of Simon DeBartolo Group, L.P.

                          SIMON DeBARTOLO GROUP
               Changes in Common Stock and Unit Ownership
       For the Period from December 31, 1997 through June 30, 1998



                                               Operating
                                              Partnership    Company
                                                Units(1)  Common Shares
                                                 ------   -------------


Number Outstanding at December 31, 1997        61,850,762  109,643,001


Restricted Stock Awards (Stock Incentive
   Program),  Net                                  -           487,498

Issuance of Stock and Units in Connection
   with Acquisitions of Cordova Mall,
   Lakeline Mall, The Westchester, and
   Rolling Oaks Mall                            2,336,699      519,889

Conversion of units into cash                     (1,880)            -

Conversion of units into stock                    (2,900)        2,900

Shares Placed in Unit Investment Trusts            -         2,957,335

Issuance of Stock in connection with
   the DeBartolo Merger                            -            32,062

Issuance of Stock for Employee and
   Director Stock Option Exercises                 -            35,449


Number Outstanding at June 30, 1998(2)         64,182,681  113,678,134



                Total Common Shares and Units Outstanding
                     at June 30, 1998: 177,860,815(2)



(1) Excludes units owned by the Company (shown here as Company
Common Shares).
(2) Excludes preferred units relating to preferred stock outstanding (see Schedule of Preferred Stock).

                          SIMON DeBARTOLO GROUP
                       Preferred Stock Outstanding
                              ($ in 000's)




                                                             Number of
                                                    $          Shares
                                                    -          ------


Outstanding as of June 30, 1998
-------------------------------


Series B Cumulative Redeemable Preferred
   - public offering completed
     on September 27, 1996(1)                   $200,000   8,000,000


Series C Cumulative Redeemable Preferred
       - public offering completed
        on July 9, 1997(2)                      $150,000   3,000,000
                                                --------   ---------


                                                $350,000  11,000,000
                                                ========   =========



(1) Dividends are paid at 8.75% per annum. The Company may redeem the stock on or after September 29, 2006. The shares are not convertible into any other securities of the Company. Simon DeBartolo Group, Inc. contributed the proceeds to the Operating Partnership in exchange for
  preferred   Units.    The  Operating  Partnership  pays   a   preferred
  distribution to the Company equal to the dividends paid on the preferred
  stock.   The  shares  are traded on the New York Stock  Exchange.   The
  closing price on June 30, 1998, was $25.875 per share, or $207,000 in the aggregate.

(2)   The  Cumulative Step-Up Premium Rate Preferred Stock was issued  at
  7.89%.  The shares are redeemable after September 30, 2007.   Beginning
  October  1,  2012,  the rate increases to 9.89%.  The  shares  are  not
  convertible  into  any  other securities of the Company.   The  Company
  contributed the proceeds of the offering to the Operating Partnership in
  exchange  for  preferred  units,  the  economic  terms  of  which   are
  substantially identical to the Series C preferred stock.

                          SIMON DeBARTOLO GROUP
        Reconciliation of Income to Funds From Operations ("FFO")
                           As of June 30, 1998

              (Amounts in thousands, except per share data)


                                      Three Months Ended  Six Months Ended
                                           June 30,           June 30,
The Operating Partnership                1998     1997     1998     1997
-------------------------                ----     ----      ----     ----
Income of the Operating Partnership
before Extraordinary Items             $43,514  $48,413  $88,638   $91,475

Plus:  Depreciation and Amortization
from Consolidated Properties            58,082   43,774  116,161    87,086

Less:  Minority Interest Portion of
Depreciation and Amortization          (1,828)  (1,664)  (3,594)   (2,514)

Plus:  Simon's  Share of Depreciation,
Amortization and Extraordinary Items
from Unconsolidated Affiliates          16,304    9,152   31,108    18,010

Plus:  (Gain) Loss on Sales of Assets    7,219       17    7,219      (20)

Less:  Preferred Dividends             (7,334)  (6,407) (14,668)  (12,813)

                                       -------- --------  -------- --------
FFO of the Operating Partnership      $115,957  $93,285 $224,864  $181,224
     Percent Increase                    24.3%             24.1%



FFO of the Operating Partnership      $115,957  $93,285 $224,864  $181,224

Basic FFO per Share:
--------------------
Basic FFO Allocable to the Company     $73,719  $57,416 $142,734  $111,408

Basic Weighted Average Partnership Units
Outstanding                            176,099  158,494  174,600   158,222

Basic Weighted Average Common Shares
Outstanding                            111,955   97,520  110,826    97,248

Basic FFO per Common Share of the
Company                                  $0.66    $0.59    $1.29     $1.15
                                       ======== ========  ========  ========
     Percent Increase                    11.9%             12.2%

Diluted FFO per Share:
----------------------
Diluted FFO Allocable to the Company   $73,857  $57,362 $142,961  $111,438

Diluted Weighted Average Partnership
Units Outstanding                      176,441  158,338  174,989   158,597

Diluted Weighted Average Common Shares
Outstanding                            112,382   97,364  111,215    97,623

Diluted FFO per Common Share of the
Company                               $   0.66 $   0.59  $  1.29   $  1.14
                                       ======== ========  ======== ========
     Percent Increase                     11.9%             13.2%

                          SIMON DeBARTOLO GROUP
                     Selected Financial Information
                           As of June 30, 1998
                     (In thousands, except as noted)

                                             As of or for the
                                             Six Months Ended
                                                 June 30,
                                              1998       1997    % Change
                                              ----       ----    --------
Financial Highlights
--------------------

Total Revenue - Consolidated Properties     $610,632   $487,469     25.3%

Total EBITDA of Portfolio Properties        $591,258   $419,188     41.0%
EBITDA After Minority Interest              $456,143   $338,957     34.6%

Net Income Available to Common
Shareholders                                 $51,415    $33,184     54.9%
Basic Net Income per Common Share              $0.46      $0.34     35.3%
Diluted Net Income per Common Share            $0.46      $0.34     35.3%

FFO of the Operating Partnership            $224,864   $181,224     24.1%
Basic FFO Allocable to the Company          $142,734   $111,408     28.1%
Diluted FFO Allocable to the Company        $142,961   $111,438     28.3%
Basic FFO per Common Share                     $1.29      $1.15     12.2%
Diluted FFO per Common Share                   $1.29      $1.14     13.2%

Common Stock Distributions, per Common
Share                                        $0.5050    $0.5050      -


Operational Statistics
----------------------

Occupancy at End of Period:
     Regional Malls (1)                        87.0%      85.2%      1.8%
     Community Shopping Centers (2)            90.5%      92.4%     -1.9%

Average Base Rent per Square Foot:
     Regional Malls (1)                       $23.10     $20.94     10.3%
     Community Shopping Centers (2)            $7.47      $7.75     -3.6%

Regional Malls:
     Total Tenant Sales Volume, in
        millions (3)(4)                       $4,200     $2,902     44.7%
     Total Sales per Square Foot (4)            $318       $293      8.5%
     Comparable Sales per Square                $328       $302      8.6%
Foot(4)


Number of Properties Open at End of
Period                                           216        186     16.1%

Total GLA at End of Period, in millions        139.0      113.8     22.1%


(1)   Includes mall and freestanding stores.
(2)   Includes all Owned GLA.
(3)   Represents only those tenants who report sales.
(4) Based upon the standard definition of sales for regional malls adopted by the International Council of Shopping Centers which includes only mall and freestanding stores less than 10,000 square feet.

                          SIMON DeBARTOLO GROUP
                     Selected Financial Information
                           As of June 30, 1998
                     (In thousands, except as noted)

                                                  June 30,      June 30,
Equity Information                                  1998          1997
------------------                                  ----          ----

Limited Partner Units Outstanding at
End of Period                                       64,183        60,974

Common Shares Outstanding at End of                113,678        97,657
Period                                             --------      --------


Total Common Shares and Units                      177,861       158,631
Outstanding at End of Period                       ========      ========

Basic Year-to-Date Weighted Average
Units Outstanding                                   63,774        60,974

Basic Year-to-Date Weighted Average                110,826        97,248
Common Shares Outstanding                          --------      --------


    Basic Year-to-Date Weighted Average            174,600       158,222
    Common Shares and Units Outstanding            ========      ========


                                                  June 30,    December 31,
                                                    1998          1997
                                                    ----          ----
Selected Balance Sheet Information
----------------------------------

Total Assets                                      $7,932,815    $7,662,667

Consolidated Debt                                 $5,228,015    $5,077,990

SDG Share of Joint Venture Debt                   $1,097,292      $770,776


Debt-to-Market Capitalization
-----------------------------

Common Stock Price at End of Period                   $32.50      $32.6875

Equity Market Capitalization (1)                  $6,137,476    $5,966,702

Total Consolidated Capitalization                $11,365,491   $11,044,692

Consolidated Debt-to-Market
Capitalization                                         46.0%         46.0%

Total Capitalization - Including SDG
Share of JV Debt                                 $12,462,783   $11,815,468

Debt-to-Market Capitalization -
Including SDG Share of JV Debt                         50.8%         49.5%

(1) Market value of Common Stock, Units and Series B Preferred Stock plus book value of Series C Preferred Stock.

                          SIMON DeBARTOLO GROUP
                  Portfolio GLA, Occupancy & Rent Data
                           As of June 30, 1998
                                                              Avg.
                                                              Annualized
                                                     % of     Base Rent
                                                  Owned GLA   Per Leased
Type of                         Total      % of     Which     Sq. Ft. of
Property       GLA-Sq. Ft.    Owned GLA Owned GLA is Leased   Owned GLA

Regional Malls
--------------

-Anchor        70,755,660   24,198,736     28.4%     96.8%       $3.39

-Mall Store    39,599,123   39,566,527     46.4%     86.6%       23.84
-Freestanding   2,954,025    1,679,302      2.0%     95.3%        7.65
               ----------   ----------
     Subtotal  42,553,148   41,245,829     48.4%     87.0%       23.10


Regional Mall
 Total        113,308,808   65,444,565     76.8%     90.6%      $15.41

Community Shopping
Centers
------------------

-Anchor        12,274,379    7,925,786      9.3%     93.6%       $6.03
-Mall Store     4,661,096    4,575,338      5.4%     84.4%       10.38
-Freestanding     985,669      457,562       .5%     97.6%        6.52

Community Ctr.
 Total         17,921,144   12,958,686     15.2%     90.5%       $7.47

Office Portion
of Mixed-Use
Properties      2,255,521    2,255,521      2.6%     92.6%      $19.07

Value-Oriented
Super-Regional
Malls           3,729,498    3,587,903      4.2%

Properties under
Redevelopment   1,820,000    1,015,000      1.2%


GRAND TOTAL   139,034,971   85,261,675   100.00%

                            Occupancy History
       -----------------------------------------------------------
                                                   Community
         As of            Regional Malls(1)   Shopping Centers(2)
         ------            ---------------      ----------------

           6/30/98               87.0%                 90.5%
           6/30/97               85.2%                 92.4%


          12/31/97               87.3%                 91.3%
          12/31/96               84.7%                 91.6%
          12/31/95(3)            85.5%                 93.6%
          12/31/94(3)            85.6%                 93.9%

(1) Includes mall and freestanding stores.
(2) Includes all Owned GLA.
(3) On a pro forma combined basis giving effect to the Merger with DeBartolo Realty Corporation ("DRC") for periods presented.

                          SIMON DeBARTOLO GROUP
                            Rent Information
                           As of June 30, 1998


Average Base Rent
-----------------

                Mall &
             Freestanding
              Stores at         %          Community       %
As of       Regional Malls    Change    Shopping Centers Change
-------     -------------     ------    ---------------  ------
6/30/98          $23.10       10.3%           $7.47       -3.6%
6/30/97           20.94         -              7.75          -

12/31/97         $23.65       14.4%           $7.44       -2.7%
12/31/96          20.68        7.8             7.65        4.9
12/31/95(1)       19.18        4.4             7.29        2.4
12/31/94(1)       18.37        3.8             7.12        N/A


Rental Rates
----------


                 Base Rent(2)
                 ------------
        Store Openings   Store Closings        Amount of Change
Year      During Period  During Period       Dollar    Percentage
----          ------        ------            ------    ----------

Regional Malls:
---------------
1998 (YTD)       $24.97     $19.52            $5.45       27.9%
1997              29.66      21.26             8.40(3)    39.5(3)
1996              23.59      18.73             4.86       25.9


Community Shopping Centers:
---------------------------
1998 (YTD)  $10.35      $10.61              $(0.26)      (2.5)%
1997          8.63        9.44              ($0.81)      (8.6)%
1996          8.18        6.16                 2.02       32.8


(1) On a pro forma combined basis giving effect to the Merger with DRC for periods presented.
(2) Represents the average base rent in effect during the period for those tenants who signed leases as compared to the average base rent in effect during the period for those tenants whose leases terminated or expired.
(3) Including the acquisitions of Dadeland Mall, The Fashion Mall at Keystone at the Crossing, the RPT properties and the opening of The Source. Excluding these events, the spread was $6.57, or a 30.9% increase.

                          SIMON DeBARTOLO GROUP
                          Lease Expirations(1)
                           As of June 30, 1998


                     Number of        Square      Avg. Base Rent
      Year        Leases Expiring      Feet      per Square Foot
                                                    at 6/30/98
Regional Malls - Mall & Freestanding Stores
-----------------
-----------------

1998 (7/1-12/31)             289      545,074            25.35
1999                       1,387    2,911,609            22.83
2000                       1,359    2,711,907            23.89
2001                       1,182    2,814,383            22.89
2002                       1,140    2,624,489            22.66
2003                       1,188    2,802,374            23.48
2004                         970    2,800,005            24.16
2005                         993    3,281,933            23.78
2006                       1,080    3,177,110            24.89
2007                         898    2,648,032            26.86
2008                         730    2,792,572            26.42
                    --------------- ------------        ---------
TOTALS                    11,216   29,109,488           $24.22


Regional Malls - Anchor Tenants
-----------------
   --------------

1998 (7/1-12/31)               4      518,859             1.41
1999                          13    1,481,367             2.49
2000                          14    2,031,903             1.88
2001                          13    1,708,149             2.25
2002                          10    1,201,408             1.70
2003                          12    1,309,574             2.97
2004                          17    1,614,364             3.70
2005                          14    1,557,105             2.99
2006                          14    1,622,185             3.28
2007                           6      556,374             2.86
2008                           9      993,714             3.59
                    --------------- ------------          -------
TOTALS                       126   14,595,002            $2.69


Community Centers - Mall Stores & Freestanding Stores
-----------------
-----------------
    -------------

1998 (7/1-12/31)              42       99,507            10.87
1999                         179      525,426            11.34
2000                         250      684,432            11.04
2001                         172      516,056            11.56
2002                         117      533,149             9.43
2003                          89      391,242            10.96
2004                          35      266,136             7.99
2005                          31      233,611            10.02
2006                          18      246,380             6.96
2007                          11      119,295             8.65
                              14      123,362             9.47
                    --------------- ------------          -------
TOTALS                       958    3,738,596           $10.24

(1) Does not consider the impact of options that may be contained in leases.

Community Centers - Anchor Tenants
-----------------
-----------------

1998 (7/1-12/31)               -            -                -
1999                           9      391,002             3.44
2000                           9      318,438             5.05
2001                          12      519,448             3.98
2002                           8      266,118             6.50
2003                          10      299,248             6.72
2004                           8      205,700             6.66
2005                          11      630,445             5.61
2006                          10      660,361             5.46
2007                          13      694,932             5.81
2008                           8      352,104             6.68
                    --------------- ------------         --------
TOTALS                        98    4,337,796            $5.47




    (1) Does not consider the impact of options that may be contained in leases.

                             SIMON DeBARTOLO GROUP
           SDG's Share of Total Debt Amortization and Maturities by Year
                              As of  June 30, 1998
                                 (In thousands)


               SDG's Share    SDG's Share   SDG's Share of  SDG's Share
                of Secured   of Unsecured    Unconsolidated      of
               Consolidated  Consolidated    Joint Venture     Total
   Year            Debt           Debt       Secured Debt       Debt



1998..      0       232,335        70,000           4,360      306,695
1999..      1       201,043        90,000         101,885      392,928
2000..      2       301,660             0         125,292      426,952
2001..      3       252,513             0          84,464      336,976
2002..      4       574,138             0         115,671      689,809
2003..      5        78,703       475,000         165,196      718,900
2004..      6       493,538       250,000          40,569      784,108
2005..      7        43,765       660,000          92,881      796,645
2006..      8       109,255       250,000         214,829      574,084
2007..      9       131,337       180,000          46,339      357,677
2008..     10         2,323             0         104,667      106,990
Thereafter          145,437       550,000           1,139      696,576
               ------------  ------------    ------------ ------------

               $  2,566,047   $ 2,525,000     $ 1,097,292   $6,188,339
              ============= =============   ============= ------------
Premiums and Discounts on
Indebtedness, Net                                              (2,025)
                                                          ------------
SDG's Share of Total Indebtedness *                         $6,186,314
                                                          ============

                             SIMON DeBARTOLO GROUP
                            Summary of Indebtedness
                             As of  June 30, 1998
                                (In thousands)

                                           SDG's Share   Weighted
                               Total            of         Avg.   Weighted Avg.
                            Indebted-ness Indebted-ness  Interest   Years to
                                                           Rate      Maturity

Consolidated Indebtedness

Mortgage Debt
Fixed Rate                     2,208,783      2,126,232     7.65%         5.9
Debt Swapped to Maturity          50,000         50,000     7.74%         3.2
Capped to Maturity,
Currently "In the Money"         239,379        203,349     6.29%         1.8
Other Hedged Debt                100,000        100,000     6.12%         4.0
Floating Rate Debt               107,209         86,465     7.12%         2.3
                           -------------  -------------  -------- -------------
Subtotal Mortgage Debt         2,705,371      2,566,046     7.47%         5.3

Unsecured Debt
Fixed Rate                     2,365,000      2,365,000     6.93%        10.1
Capped to Maturity,
Currently "In the Money"          63,000         63,000     6.14%         0.6
Other Hedged Debt                 63,000         63,000     6.31%         0.2
Floating Rate Debt                 7,000          7,000     6.31%         0.2
                           -------------  -------------  --------  ------------
Subtotal                       2,498,000      2,498,000     6.89%         9.6
Corporate Credit Facility
(Hedged)                          27,000         27,000     6.31%         1.2
                           -------------  -------------  --------  ------------
Subtotal Unsecured Debt        2,525,000      2,525,000     6.88%         9.5

Adjustment to Fair Market
Value - Fixed Rate               (3,830)        (3,500)       N/A         N/A
Adjustment to Fair Market
    Value - Variable Rate          1,474          1,475       N/A         N/A

                           -------------   ------------  --------  ------------
Consolidated Mortgage and
      Other Notes Payable      5,228,015      5,089,022     7.18%         7.4
                             ============   ============  ========  ============


Joint Venture Mortgage
Indebtedness
Fixed Rate                     1,559,943        755,449     7.45%         6.5
Debt Swapped to Maturity         120,000         30,000     7.38%         3.9
Other Hedged Debt                384,188        137,930     6.37%         4.6
Floating Rate Debt               423,835        173,912     6.63%         2.3
                             ------------   ------------  --------   -----------
   Joint Venture Mortgage
  and Other Notes Payable      2,487,966      1,097,292     7.18%         5.6
                             ============   ============  ========  ============


SDG's Share of Total
Indebtedness                                  6,186,314     7.18%         7.1


(1) This Principal Mutual Pool 1 loan is secured by cross-collateralized mortgages encumbering four of the Properties (Anderson, Forest
Village Park, Longview and South Park). A weighted average rate is used for these Pool 1 Properties.
(2) This Principal Mutual Pool 2 loan is secured by cross-collateralized mortgages encumbering seven of the Properties (Eastland, Forest
Mall, Golden Ring, Hutchinson, Markland, Midland, and North Towne).
A weighted average rate is used for these Pool 2 Properties.
(3) An interest rate protection agreement, which effectively fixes the interest rate at an all-in-one rate of 6.16%, was obtained on July
16, 1998.
(4) Includes applicable extensions available at the Operating Partnership's option.
(5) Represents debt assumed in connection with the Macerich acquisition. This is $485 million of Commercial Mortgage Notes secured by cross-collateralized mortgages encumbering thirteen of the Properties. The Operating Partnership's share is $242 million.
A weighted average rate is used.
(6) Notes for purchase of land from Ontario Redevelopment Agency at 6% commencing January 2000.
(7)  Two one-year options exist to extend maturity.

SIMON DeBARTOLO GROUP
Summary of Indebtedness By Maturity
As of  June 30, 1998
(In thousands)

                                                                SDG's   Weighted
                                                                           Avg
         Property                                              Share of Interest
                              Maturity   Interest    Total                Rate
           Name                 Date       Rate    Indebted-  Indebted-  by Year
                                                      ness       ness

Consolidated Indebtedness
Fixed Rate Mortgage Debt:

Ross Park Mall                  8/15/98      6.14%     60,000     60,000
     Subtotal 1998                                     60,000     60,000   6.14%

Great Lakes Mall                3/1/99       7.07%      8,550      8,550
Ingram Park Mall                11/1/99      9.63%      7,000      7,000
Ingram Park Mall                12/1/99      8.10%     48,274     48,274
Barton Creek Square            12/30/99      8.10%     62,474     62,474
La Plaza Mall                  12/30/99      8.25%     49,765     49,765
     Subtotal 1999                                    176,063    176,063   8.15%

Windsor Park Mall               6/1/00       8.00%      5,861      5,861
Trolley Square                  7/23/00      5.81%     19,000     17,100
North East Mall                 9/1/00      10.00%     22,071     22,071
Bloomingdale Court              12/1/00      8.75%     29,009     29,009
Forest Plaza                    12/1/00      8.75%     16,904     16,904
Fox River Plaza                 12/1/00      8.75%     12,654     12,654
Lake View Plaza                 12/1/00      8.75%     22,169     22,169
Lincoln Crossing                12/1/00      8.75%        997        997
Matteson Plaza                  12/1/00      8.75%     11,159     11,159
Regency Plaza                   12/1/00      8.75%      1,878      1,878
St. Charles Towne Plaza         12/1/00      8.75%     30,742     30,742
West Ridge Plaza                12/1/00      8.75%      4,612      4,612
White Oaks Plaza                12/1/00      8.75%     12,345     12,345
     Subtotal 2000                                    189,401    187,501   8.61%

Biltmore Square                 1/1/01       7.15%     27,115     27,115
Chesapeake Square               1/1/01       7.28%     48,839     48,839
Port Charlotte Town Center      1/1/01       7.28%     53,031     53,031
Great Lakes Mall                3/1/01       6.74%     53,028     53,028
     Subtotal 2001                                    182,013    182,013   7.10%

Lima Mall                       3/1/02       7.12%     19,037     19,037
Columbia Center                 3/15/02      7.62%     42,602     42,602
Northgate Shopping Center       3/15/02      7.62%     79,550     79,550
Tacoma Mall                     3/15/02      7.62%     93,076     93,076
River Oaks Center               6/1/02       8.67%     32,500     32,500
Crossroads Mall                 7/31/02      7.75%     41,440     41,440
North Riverside Park Plaza      9/1/02       9.38%      3,988      3,988
North Riverside Park Plaza      9/1/02      10.00%      3,617      3,617
                           (1)
Principal Mutual Mortgages
- Pool 1                       9/15/02      6.81%    103,698    103,698
                           (2)
Principal Mutual Mortgages
- Pool 2                       9/15/02      6.77%    137,823    137,823
     Subtotal 2002                                    557,331    557,331   7.34%

Battlefield Mall                6/1/03       7.50%     49,207     49,207
Miami International Mall       12/21/03      6.91%     46,751     28,051
     Subtotal 2003                                     95,958     77,258   7.29%

Forum Phase I - Class A-1       5/15/04      7.13%     46,997     28,198
Forum Phase II - Class A-1      5/15/04      7.13%     43,004     23,652

Cielo Vista Mall                7/1/04       8.13%      2,323      2,323
College Mall                    7/1/04       7.00%     42,653     42,653
Greenwood Park Mall             7/1/04       7.00%     35,723     35,723
Tippecanoe Mall                 7/1/04       8.45%     46,618     46,618
Towne East Square               7/1/04       7.00%     56,393     56,393
CMBS Loan - Fixed
Component                     12/19/04      7.27%    175,000    175,000
     Subtotal 2004                                    448,711    410,560   7.30%

Melbourne Square                2/1/05       7.42%     39,626     39,626
     Subtotal 2005                                     39,626     39,626   7.42%

Treasure Coast Square           1/1/06       7.42%     53,592     53,592
Gulf View Square                10/1/06      8.25%     37,901     37,901
Paddock Mall                    10/1/06      8.25%     30,143     30,143
     Subtotal 2006                                    121,636    121,636   7.88%

Cielo Vista Mall                5/1/07       9.38%     55,264     55,264
McCain Mall                     5/1/07       9.38%     25,917     25,917
Valle Vista Mall                5/1/07       9.38%     34,326     34,326
University Park Mall            10/1/07      7.43%     59,500     35,700
     Subtotal 2007                                    175,007    151,207   8.92%

Randall Park Mall               6/18/08      7.33%     35,000     35,000
     Subtotal 2008                                     35,000     35,000   7.33%

Windsor Park Mall               5/1/12       8.00%      8,863      8,863
     Subtotal 2012                                      8,863      8,863   8.00%

Chesapeake Center               5/15/15      8.44%      6,563      6,563
Grove at Lakeland Square,
The                            5/15/15      8.44%      3,750      3,750
Terrace at Florida Mall,
The                            5/15/15      8.44%      4,688      4,688
     Subtotal 2015                                     15,001     15,001   8.44%

Sunland Park Mall               1/1/26       8.63%     39,684     39,684
     Subtotal 2026                                     39,684     39,684   8.63%

Keystone at the Crossing        7/1/27       7.85%     64,489     64,489
     Subtotal 2027                                     64,489     64,489   7.85%

Total Consolidated Fixed
Rate Mortgage Debt                                 2,208,783  2,126,232   7.65%

Variable Rate Mortgage
Debt:

Eastgate Consumer Mall         12/31/98      6.00%     22,929     22,929
Riverway                       12/31/98      6.38%    131,451    131,451
     Subtotal 1998                                    154,380    154,380   6.32%

White Oaks Mall                 3/1/99       6.93%     16,500      9,062
     Subtotal 1999                                     16,500      9,062   6.93%

Jefferson Valley Mall           1/12/00      6.21%     50,000     50,000
                           (7)

Shops at Sunset Place, The     6/30/00      6.91%     49,965     37,474
Trolley Square                  7/23/00      7.22%      8,141      7,327
     Subtotal 2000                                    108,106     94,801   6.56%

Crystal River                   1/1/01       7.66%     16,000     16,000
Orland Square                   9/1/01       7.74%     50,000     50,000
     Subtotal 2001                                     66,000     66,000   7.72%

Highland Lakes Center           3/1/02       7.16%     14,377     14,377
Mainland Crossing               3/31/02      7.16%      2,226      2,226
     Subtotal 2002                                     16,603     16,603   7.16%

Forum Phase I - Class A-2       5/15/04      6.19%     44,385     26,631
Forum Phase II - Class A-2      5/15/04      6.19%     40,614     22,338
                           (3)
CMBS Loan - Floating
Component                     12/19/04      6.03%     50,000     50,000
     Subtotal 2004                                    134,999     98,969   6.11%

Total Variable Rate
Mortgage Debt                                        496,586    439,814    6.58%

Total Consolidated
Mortgage Debt                                      2,705,369  2,566,046    7.47%

Fixed Rate Unsecured Debt:

SDG, LP (Bonds)                6/15/03      6.63%    375,000    375,000
SDG, LP (PATS)                11/15/03      6.75%    100,000    100,000
     Subtotal 2003                                    475,000    475,000   6.65%

SCA (Bonds)                    1/15/04      6.75%    150,000    150,000
SDG, LP (Bonds)                7/15/04      6.75%    100,000    100,000
     Subtotal 2004                                    250,000    250,000   6.75%

SCA (Bonds)                    5/15/05      7.63%    110,000    110,000
SDG, LP (Bonds)                6/15/05      6.75%    300,000    300,000
SDG, LP (Bonds)               10/27/05      6.88%    150,000    150,000
SDG, LP (MTN)                  6/24/05      7.13%    100,000    100,000
     Subtotal 2005                                    660,000    660,000   6.98%

SDG, LP (Bonds)               11/15/06      6.88%    250,000    250,000
     Subtotal 2006                                    250,000    250,000   6.88%

SDG, LP (MTN)                  9/20/07      7.13%    180,000    180,000
     Subtotal 2007                                    180,000    180,000   7.13%

SDG, LP (Bonds)                7/15/09      7.00%    150,000    150,000
     Subtotal 2009                                    150,000    150,000   7.00%

SDG, LP (Bonds)                6/15/18      7.38%    200,000    200,000
     Subtotal 2018                                    200,000    200,000   7.38%

SDG, LP (MOPPRS)               6/15/28      7.00%    200,000    200,000
     Subtotal 2028                                    200,000    200,000   7.00%

Total Unsecured Fixed Rate
Debt                                               2,365,000  2,365,000    6.93%

Variable Rate Unsecured
Debt:

                           (7)

SDG, L.P. Unsecured Loan       9/25/98      6.31%     70,000     70,000
     Subtotal 1998                                     70,000     70,000   6.31%

Corporate Credit Facility       9/27/99      6.31%     27,000     27,000
     Subtotal 1999                                     27,000     27,000   6.31%

                           (4)

SDG, L.P. Unsecured Loan       1/31/00      6.14%     63,000     63,000
     Subtotal 2000                                     63,000     63,000   6.14%

Total Unsecured Variable
Rate Debt                                            160,000    160,000    6.24%

Total Unsecured Debt                               2,525,000  2,525,000    6.88%

Adjustment of Fixed-Rate
Indebtedness to FMV                                  (3,830)    (3,500)     N/A
Adjustment of Variable-
Rate Indebtedness to FMV                               1,474      1,475     N/A

Total Consolidated Debt                             5,228,013  5,089,022   7.18%

Joint Venture Indebtedness
Fixed Rate Mortgage Debt:

Florida Mall, The               2/28/00      6.65%     90,000     90,000
Northfield Square               4/1/00       9.52%     24,196     24,196
Coral Square                    12/1/00      7.40%     53,300     26,650
     Subtotal 2000                                    167,496    140,846   7.28%

Palm Beach Mall                12/15/02      8.21%     50,925     25,463
     Subtotal 2002                                     50,925     25,463   8.21%

Avenues, The                    5/15/03      8.36%     58,059     14,515
Century III Mall -1             7/1/03       6.78%     66,000     33,000
Lakeland Square                12/22/03      7.26%     52,696     26,348
     Subtotal 2003                                    176,755     73,863   7.26%

Indian River Commons            11/1/04      7.58%      8,399      4,200
Indian River Mall               11/1/04      7.58%     46,602     23,301
     Subtotal 2004                                     55,001     27,501   7.58%

Westchester, The                9/1/05       8.74%    152,681     76,341
Cobblestone Court              11/30/05      7.22%      6,180      2,163
Crystal Court                  11/30/05      7.22%      3,570      1,250
Fairfax Court                  11/30/05      7.22%     10,320      2,709
Gaitway Plaza                  11/30/05      7.22%      7,350      1,715
Plaza at Buckland Hills,
The                           11/30/05      7.22%     17,907      6,133
Ridgewood Court                11/30/05      7.22%      7,980      2,793
Royal Eagle Plaza              11/30/05      7.22%      7,467      2,613
Village Park Plaza             11/30/05      7.22%      9,187      3,215
West Town Corners              11/30/05      7.22%     10,330      2,411
Westland Park Plaza            11/30/05      7.22%      4,950      1,155
Willow Knolls Court            11/30/05      7.22%      6,490      2,272
Yards Plaza, The               11/30/05      7.22%      8,270      2,895
     Subtotal 2005                                    252,681    107,664   8.30%

Seminole Towne Center           1/1/06       6.88%     70,500     31,725
                           (5)
IBM CMBS Loan - Fixed
Component                      5/1/06       7.40%    300,000    150,000
Great Northeast Plaza           6/1/06       9.04%     17,744      8,872
Smith Haven Mall                6/1/06       7.86%    115,000     28,750
     Subtotal 2006                                    503,244    219,347   7.45%

Lakeline Mall                   5/1/07       7.65%     73,280     54,960
     Subtotal 2007                                     73,280     54,960   7.65%

Aventura Mall - A               4/6/08       6.55%    141,000     47,000
Aventura Mall - B               4/6/08       6.60%     25,400      8,467
Aventura Mall - C               4/6/08       6.89%     33,600     11,200
West Town Mall                  5/1/08       6.90%     76,000     38,000
     Subtotal 2008                                    276,000    104,667   6.72%

                           (6)

Ontario Mills                 12/28/09      0.00%      4,561      1,140
     Subtotal 2009                                      4,561      1,140   0.00%

Total Joint Venture Fixed
Rate  Mortgage Debt                                1,559,943    755,449    7.45%

Variable Rate Mortgage
Debt:

                           (7)

Tower Shops, The               3/13/99      6.86%     14,300      7,150
Dadeland Mall                  12/10/99      6.36%    140,000     70,000
     Subtotal 1999                                    154,300     77,150   6.41%

Grapevine Mills                 4/25/01      7.01%    127,027     47,635
                           (4)

Source, The                    7/16/01      7.01%    115,508     28,877
     Subtotal 2001                                    242,535     76,512   7.01%

Arizona Mills                   2/1/02       6.96%    139,188     36,628
Lakeline Plaza                  6/6/02       6.04%     27,000     20,250
                           (7)

Ontario Mills                  5/7/02       7.37%     50,000     12,500
                           (7)

Ontario Mills                  5/7/02       7.21%     20,000      5,000
                           (7)

Ontario Mills                  5/7/02       7.46%     50,000     12,500
     Subtotal 2002                                    286,188     86,878   6.89%

IBM CMBS Loan - Floating   (5)
Component                      5/1/03       6.16%    185,000     92,500
     Subtotal 2003                                    185,000     92,500   6.16%

Circle Centre Mall              1/31/04      6.10%     60,000      8,802
     Subtotal 2004                                     60,000      8,802   6.10%

Total Joint Venture
Variable Rate Debt                                   928,023    341,843    6.59%

Total Joint Venture Debt                            2,487,966  1,097,292   7.18%

SDG's Share of Total
Indebtedness                                       7,715,979  6,186,314    7.18%




(1) This Principal Mutual Pool 1 loan is secured by cross-collateralized mortgages encumbering four of the Properties (Anderson, Forest Village
   Park, Longview and South Park). A weighted average rate is used for these Pool 1 Properties.
(2) This Principal Mutual Pool 2 loan is secured by cross-collateralized mortgages encumbering seven of the Properties (Eastland, Forest Mall, Golden Ring, Hutchinson, Markland, Midland, and North Towne). A weighted average rate is used for these Pool 2 Properties.
(3) An interest rate protection agreement, which effectively fixes the interest rate at an all-in-one rate of 6.16%, was obtained on July 16, 1998.
(4) Includes applicable extensions available at the Operating Partnership's option.
(5) Represents debt assumed in connection with the Macerich acquisition. This is $485 million of Commercial Mortgage Notes secured by cross-collateralized mortgages encumbering thirteen of the Properties. The Operating Partnership's share is $242 million. A weighted average rate is used.
(6) Notes for purchase of land from Ontario Redevelopment Agency at 6% commencing January 2000.
(7)  Two one-year options exist to extend maturity.

SIMON DeBARTOLO GROUP
Summary of Variable Rate Debt and Interest Rate Protection Agreements
As of June 30, 1998
(In thousands)
                                                              SDG's
         Property                      Principal             Share of Interest  Terms of     Terms of
           Name                        Balance     SDG        Loan       Rate   Variable    Interest Rate
                              Date     06/30/98  Ownership % Balance  06/30/98   Rate     Protection Agreement

Consolidated Properties:

Secured Debt:

                                                                                            LIBOR Capped at
                                                                                LIBOR +     5.00% through

Eastgate Consumer Mall      12/31/98    22,929      100.00%    22,929   6.000%  1.000%      maturity
                                                                                            LIBOR Capped at
                                                                                LIBOR +     5.00% through
Riverway                    12/31/98   131,451      100.00%   131,451   6.375%  1.375%      maturity

                                                                                LIBOR +     90-day LIBOR set on
White Oaks Mall               3/1/99    16,500       54.92%     9,062   6.926%  1.250%      May 29, 1998

                                                                                            LIBOR Capped at
                                                                                LIBOR +     8.70% through
Jefferson Valley Mall        1/12/00    50,000      100.00%    50,000   6.210%   .550%       maturity
                                                                                LIBOR +
Shops at Sunset Place, The   6/30/00    49,965       75.00%    37,474   6.910%  1.250%      See Footnote (1)
                                                                                LIBOR +
Trolley Square               7/23/00     8,141       90.00%     7,327   7.219%  1.500%

                                                                                            LIBOR Swapped at
                                                                                LIBOR +     7.24% through
Orland Square                 9/1/01    50,000      100.00%    50,000   7.742%  .500%       maturity
                                                                                LIBOR +
Crystal River                 1/1/01    16,000      100.00%    16,000   7.660%  2.000%

                                                                                LIBOR +
Highland Lakes Center         3/1/02    14,377      100.00%    14,377   7.160%  1.500%
                                                                                LIBOR +
Mainland Crossing            3/31/02     2,226      100.00%     2,226   7.160%  1.500%

                                                                                            Through an interest
                                                                                            rate protection
                                                                                LIBOR +     agreement,
Forum Phase I - Class A-2    5/15/04    44,385       60.00%    26,631   6.190%  .300%       effectively fixed
                                                                                            at an all-in-one rate
                                                                                            of 6.19%
                                                                                            Through an interest
                                                                                            rate protection
                                                                                LIBOR +     agreement,
Forum Phase II - Class A-2   5/15/04    40,614       55.00%    22,338   6.190%  .300%       effectively fixed
                                                                                            at an all-in-one rate
                                                                                            of 6.19%
                                                                                            LIBOR Capped at
                                                                                            16.77% through
CMBS Loan - Floating                                                            LIBOR +     maturity.  See
Component                   12/19/04    50,000      100.00%    50,000   6.025%  .365%       Footnote (2)

Total Consolidated Secured
Debt                                   496,588                439,814

Unsecured Debt:

                                                                                LIBOR +
SDG, L.P. Unsecured Loan     9/25/98    70,000      100.00%    70,000   6.310%  .650%       See Footnote (3)
                                                                                            A two year interest
                                                                                            rate protection
                                                                                            agreement, which
                                                                                LIBOR +     effectively fixes the
SDG, L.P. Unsecured Loan     1/31/99    63,000      100.00%    63,000   6.140%  .650%       interest
                                                                                            rate at an all-in-
                                                                                            one rate of 6.14%,
                                                                                            was obtained January
                                                                                            15, 1998.
Unsecured Revolving Credit                                                      LIBOR +
Facility - UBS (1.25B)       9/27/99    27,000      100.00%    27,000   6.310%  .650%       See Footnote (3)

Total  Consolidated
Unsecured Debt                         160,000                160,000

Adjustment of Variable-
Rate Indebtedness to FMV                 1,474                  1,475

Consolidated Variable Rate
Debt                                   658,062                601,289

Joint Venture Properties:


                                                                                            Two one-year
                                                                                LIBOR +     extensions exist to
Tower Shops, The             3/13/99    14,300       50.00%     7,150   6.860%  1.200%      extend maturity.
                                                                                LIBOR +
Dadeland Mall               12/10/99   140,000       50.00%    70,000   6.360%  .700%


                                                                                LIBOR +
Grapevine Mills              4/25/01   127,027       37.50%    47,635   7.010%  1.350%      See Footnote (1)
                                                                                LIBOR +
Source, The                  7/16/01   115,508       25.00%    28,877   7.010%  1.350%

                                                                                            LIBOR Capped at
                                                                                LIBOR +     9.50% through
Arizona Mills                 2/1/02   139,188       26.32%    36,628   6.960%  1.300%      maturity
                                                                                            LIBOR Swapped at
                                                                                            6.37% through
                                                                                LIBOR +     maturity.  See
Ontario Mills                 5/7/02    50,000       25.00%    12,500   7.370%  1.000%      Footnote (1).
                                                                                            LIBOR Swapped at
                                                                                LIBOR +     6.21% through
Ontario Mills                 5/7/02    20,000       25.00%     5,000   7.210%  1.000%      maturity
                                                                                            LIBOR Swapped at
                                                                                LIBOR +     6.21% through
Ontario Mills                 5/7/02    50,000       25.00%    12,500   7.460%  1.250%      maturity
                                                                                LIBOR +
Lakeline Plaza                6/6/02    27,000       75.00%    20,250   6.035%  .375%

                                                                                            The Operating
                                                                                See         Partnership took
IBM CMBS Loan - Floating                                                        Footnote    assignment of an
Component                     5/1/03   185,000       50.00%    92,500   6.158%  (4)         interest rate
                                                                                            protection agreement
                                                                                            relating to the
                                                                                            Macerich debt
                                                                                            assumed.

                                                                                            LIBOR Capped at
                                                                                LIBOR +     8.81% through
Circle Centre Mall           1/31/04    60,000       14.67%     8,802   6.100%  .440%       maturity

Total Joint Venture
Properties                             928,023                341,843

Total Variable Mortgage
and Other Indebtedness               1,586,085                943,132


Footnotes:
(1)  Rate can be reduced based upon project performance.
(2) An interest rate protection agreement, which effectively fixes the interest rate at an all-in-one rate of 6.16%, was obtained on July 20, 1998. The existing cap will be applied to other unhedged debt.
(3) The 11.53% LIBOR cap on $90M has been transferred from Forum to hedge these two pieces of debt.
(4) Represents debt assumed in the Macerich acquisition. A weighted average rate is used.


The following table summarizes variable rate debt:
                                        Total             SDG Share
Swapped debt                           170,000              80,000
Capped debt "in the
money"                                 302,379             266,349
Other hedged
variable rate debt                     574,188             327,930
Unhedged variable
rate debt                              539,518             268,853
                                     1,586,085             943,132

                          SIMON DeBARTOLO GROUP

                       New Development Activities
                          As of June 30, 1998

                                                           Non-Anchor
                        SDG       Actual/     Projected   Sq. Footage
       Mall/         Ownership   Projected       Cost       Leased/      GLA
     Location        Percentage   Opening   (in millions)  Committed  (sq. ft.)
-------------------  ----------  ----------  ------------- ------------ -------

Projects Recently
Opened

Lakeline Plaza          80%         4/98         $34         85%(1)     367,000
Austin, TX
(center opened
4/98)

Anchors/Major Tenants:
Linens 'N Things, TJMaxx, Old Navy, OfficeMax, Party City
Toys "R" Us (9/98 opening)

Leased/Committed of 85% is based on 239,000 sf built to date. Remaining square footage to open at a later date.


Projects Under
Construction

Shops at Sunset         75%        12/98        $150         93%        510,000
Place
South Miami, FL

Anchors/Major Tenants:
AMC 24 Theatre, NIKETOWN, Barnes & Noble, IMAX Theatre, Virgin
Megastore, Z Gallerie, GameWorks, FAO Schwarz


Concord Mills           50%    Fall 1999        $218         (2)      1,400,000
Concord, NC
(Charlotte)

Anchors/Major Tenants:
Books-A-Million, Bed Bath & Beyond, TJMaxx, Off Rodeo Drive
Beverly Hills, Bass Pro Outdoor World, AMC Theatres, Host Marriott Services (food court)


Projects Under
Development

Houston Premium                  Phase I -
Outlets                 50%         9/99         $85         (2)        462,000
Houston, TX

Anchors/Major Tenants:
Last Call Neiman Marcus Clearance Center, Off 5th-Saks Fifth Avenue
Outlet


       The Shops at
    Northeast Plaza    100%    Fall 1999         $40         (2)        320,000
Hurst, TX

Anchors/Major Tenants:
To be announced


(1)  Community Center leased/committed percentage includes owned anchor
GLA.
(2)  Leasing still in preliminary stage.

                          SIMON DeBARTOLO GROUP
                    Renovation/ Expansion Activities
                           As of June 30, 1998

                                                                       Total
                            SDG      Actual/      Projected           Existing
        Mall/            Ownership Anticipated      Cost       Year     GLA
       Location         Percentage  Completion       (in       Built  (sq. ft.)
                                                  millions)
----------------------  ---------- ------------  ------------ ------- --------

Projects Under
Construction

Castleton Square           100%       11/98          $34       1972   1,353,000
Indianapolis, IN
(Renovation/Expansion)

Scope of Construction:
Addition of 80,000 sq. ft. Galyan's and 10,000 sq. ft. of small shops; mall renovation with new food court; L.S. Ayres 48,000 sq. ft.
expansion; Lazarus remodel; addition of Von Maur to replace Montgomery
Ward


The Florida Mall            50%       11/99          $86       1986   1,120,000
Orlando, FL
(Expansion)

Scope of Construction:
Addition of 200,000 sq. ft. Burdines and 190,000 sq. ft. of shops; Dillard's 42,000 sq. ft. expansion (9/98 opening); JCPenney 62,000 sq. ft. expansion (10/98 opening); Saks 15,000 sq. ft. expansion


Mission Viejo Mall         100%   Fall 1999         $146       1979     817,000
Mission Viejo, CA
(Renovation/Expansion)

Scope of Construction:
Additions of 160,000 sq. ft. Nordstrom, 100,000 sq. ft Saks Fifth Avenue and 120,000 sq. ft. of future retail; small shop expansions of 130,000 sq. ft. to open in 1999 and an additional 88,000 sq. ft. to open in 2000; renovation with new food court; Macy's 70,000 sq. ft. expansion and Robinson-May 70,000 sq. ft. expansion


Prien Lake Mall            100%       11/98          $30       1972     456,000
Lake Charles, LA
(Renovation/Expansion)

Scope of Construction:
Addition of 157,000 sq. ft. Dillard's and 124,000 sq. ft. Sears with 10,000 sq. ft. TBA; renovation of existing mall and exterior of JCPenney building and 70,000 sq. ft. expansion of shops with food court


Richmond Town Square       100%       11/98          $57       1966     873,000
Cleveland, OH
(Renovation/Expansion)

                                                  Scope of Construction:
Addition of 165,000 sq. ft. Kaufmann's and JCPenney remodel;
(addition of Barnes & Noble, Sony Theatre, new food court and Sears remodel to be complete 9/99)

Projects Under
Development

North East Mall            100%   Fall 2000         $110       1971   1,142,000
Hurst, TX
(Renovation/Expansion)

Scope of Construction:
Addition of 60,000 square feet of small shops, 143,000 sq. ft.
Nordstrom, 100,000 sq. ft. Saks Fifth Avenue and one additional department store; 48,000 sq. ft.expansion of JCPenney; new 300,000 sq. ft. Dillard's; mall renovation in addition to renovations of Sears and Montgomery Ward

                          SIMON DeBARTOLO GROUP
                  Other Renovation/Expansion Activities
             Projects Under Construction as of June 30, 1998


                                                               SDG's   Projected
 Project Name        Location            Scope of Project        %    Completion



Anderson Mall    Anderson, SC       Addition of Goody's          100%    11/98

                                    Phase I - Addition of Old             9/98
                                    Navy (Finish Line and new
                                    food court opened 5/98)      100%
Barton Creek                        Phase II - Addition of
Square           Austin, TX         General Cinema                        5/99

Battlefield
Mall             Springfield, IL    Addition of Ethan Allen      100%    11/98

                                   Addition of Old Navy,
                                   Dillard's Men's Store, and
Broadway                           small shops; Dillard's
Square           Tyler, TX          expansion                    100%     6/99

Brunswick                           Addition of Barnes &
Square           East Brunswick,    Noble, theatre expansion
                 NJ                 and police substation        100%    10/99

Charles Towne                       Mall demolition and
Square                              conversion to community
                                    center; addition of Regal
                                    Cinema and renovation of
                 Charleston, SC     Montgomery Ward              100%    12/98

Crossroads
Mall             Omaha, NE          Mall renovation              100%    11/98

Eastern Hills                       Addition of Burlington
Mall             Buffalo, NY        Coat                         100%     8/98

                                    Addition of Sears, Staples
Forest Mall      Fond du Lac, WI    and mall renovation          100%    10/98

Gulf View                           Remodel with new food
Square           Port Richey, FL    court                        100%     3/99

Independence                        Renovation and food court
Center           Independence,MO    relocation                   100%    11/98

                                    Phase I - Addition of                 8/98
                                    Barnes & Noble (Old Navy
                                    opened 5/98)                 100%
                                    Phase II - Addition of
Irving Mall      Irving, TX         General Cinema                       12/98

Laguna Hills                        Addition of WOW
Mall             Laguna Hills, CA   Entertainment                100%     8/98

Longview Mall    Longview, TX       Mall renovation              100%    10/98

Orange Park                         Addition of Books-A-
Mall             Jacksonville, FL   Million                      100%    10/98

Port Charlotte   Port Charlotte,
Towne Ctr        FL                 Addition of Regal Cinema     100%    11/98

                                    Addition of Steinmart and
                                    Ross Dress for Less, new
Richardson                          food court and mall
Square Mall      Dallas, TX         renovation                   100%     7/98

                                    Split Kmart space into
                                    three suites; addition of
Teal Plaza       Lafayette, IN      Circuit City and Pep Boys    100%     8/98

Towne West
Square           Wichita, KS        Addition of Petsmart         100%     9/98

                                    Addition of Borders and
                                    mall renovation (new food
                 St. Petersburg,    court and restaurants
Tyrone Square    FL                 opened 6/98)                 100%     3/99

Valle Vista
Mall             Harlingen, TX      Addition of OfficeMax        100%    12/98

                                    Addition of Regal Cinema
West Town Mall   Knoxville, TN      and parking deck              50%     9/98

Windsor Park
Mall             San Antonio, TX    Theatre expansion            100%     8/99

(1) Total anticipated cost of the above projects is $138 million; SDG's share is $131 million.

                          SIMON DeBARTOLO GROUP
                          Capital Expenditures
                 For the Six Months Ended June 30, 1998


                              (In millions)


                                         Joint Venture Properties
                                         -----------------------
                           Consolidated                 SDG's
                            Properties        Total     Share
                            ----------        -----     -----


New Developments                $28.9          $21.8     $11.5

Renovations and Expansions       80.3           35.0      13.4

Tenant Allowances-Retail         15.6            4.9       2.1

Tenant Allowances-Office          1.1            -          -

Capital Expenditures
   Recoverable from Tenants       4.2            0.4       0.2

Other (1)                         3.1            0.6        -
                               ------         ------      ------


Totals                         $133.2          $62.7     $27.2
                               ======          ======    ======


(1) Primarily represents capital expenditures not recovered from tenants.

                          SIMON DeBARTOLO GROUP
                    Gains on Sales of Peripheral Land
             For the Six Months Ended June 30, 1998 and 1997


                              (In millions)



                                       Six Months Ended
                                           June 30,
                                      1998           1997
                                      ----           ----

Consolidated Properties               $0.9           $2.6

SDG's Share of Joint Venture
   Properties                          0.4            1.5
                                      ----           ----


Totals                                $1.3           $4.1
                                      ====           ====

Simon DeBartolo Group
Teleconference Call Text
August 11, 1998


Welcome and Opening Comments  (David Simon)
-------------------------------------------

Good   afternoon   and   welcome   to  our   second   quarter   earnings
teleconference.   We  are  pleased to report another  solid  quarter  of
growth, highlighted by the following:

* We increased FFO per share in the 2nd quarter by 11.9%. Our year-to-date FFO growth was 13.2%, one of the highest rates in the regional mall sector.
*    We announced our expansion into Europe.
* We completed the private placement of $1.075 billion of senior unsecured debt securities at a weighted average interest rate of 6.8%, which looks to be very well timed given the corporate spreads over the last month.
* SBV, our strategic marketing division, formed alliances with Visa U.S.A. and the NFL to promote "Kickoff 98" and DMX Inc. to deliver bundled music and communications services to Simon malls.
* In July, we announced that we will be changing our corporate name back to Simon Property Group.
* All the fundamentals that have fueled our growth continue to be in place, and we are very excited about the prospects for the balance of this year and into 1999.

The CPI Merger (David Simon)
----------------------------

We have been working diligently toward the completion of the CPI transaction:

* On July 31, we closed on the sale of the GM Building to Donald Trump and Conseco, Inc. for net proceeds of $800 million. This figure was slightly above our budgeted proceeds and we are very pleased to have completed the transaction.
* The private placement of our senior unsecured debt securities reduced our $1.25 billion revolver to nearly $0. This puts us in a terrific financial position to complete the CPI transaction.
* We expect the SEC to declare our registration statement effective within the next few days.
* Proxy materials will be mailed to shareholders a few days thereafter.
* We plan to conduct the shareholders' meeting and complete the merger before the end of September.

CPI's second quarter performance was strong with continued increases  in
occupancy  and  sales.   The  CPI portfolio  remains  on  track  for  an
anticipated 11% increase in EBITDA for 1998.

We continue to have some discussions with the analytic community about the potential stock overhang from certain CPI shareholders. Our situation is totally different than others in the marketplace. We do not believe that this should be a concern for the following reasons:

1. CPI has had a long-standing stock buy-back program whereby shareholders can sell their stock to the company or other shareholders if they so desire.
2. CPI shareholders will receive 50% of the merger consideration in cash, thereby liquifying their position substantially at the time of closing.
3. During the bidding process, we inquired of the CPI Board of Directors whether the shareholders desired a higher component of cash versus stock. We were told that the shareholders wanted at least 50% in the form of stock - they want to remain invested in the sector and in our company in particular.
4. The three largest shareholders of CPI collectively own 65% of the Company, all are represented on the CPI Board and all voted in favor of
  the  merger.    We expect that these three shareholders will  continue
  their investment in Simon, and two of these shareholders will be represented on the combined Simon post-merger Board.

Having had significant discussions with CPI shareholders over the past several months, they are very much interested in seeing the company continue to prosper and grow, and we expect them to be very supportive of our efforts as we go forward.

Upon completion of the merger, the Company will have a total market cap of $17 billion and a portfolio containing 241 properties comprising 165 million square feet of GLA, which includes nearly 25% of the country's best malls. The Company's dominance in markets such as New York, Atlanta, Pittsburgh, Indianapolis, and Southeast Florida and its presence in major markets such as Boston, Los Angeles, Dallas, Orlando, Chicago, and Las Vegas-just to name a few-will provide an unprecedented foundation upon which to continue the growth of our Company. Given the strong fundamentals that exist in our base business as well as what is going on within the CPI portfolio, we have no regret regarding our decision to acquire CPI. We look forward to the merger completion. All of the financing has been lined up and there is no need for us to issue additional equity to complete the CPI transaction or to execute our business plan. We remain very bullish on the transaction, which we believe will create the dominant retail real estate company in the world.

Financial and Operational Results  (Steve Sterrett)
---------------------------------------------------

Our financial and operational results for the quarter and six months ended June 30, 1998 are as follows:

For the quarter.
* FFO on a per share basis increased 11.9% to $0.66 per share in 1998 from $0.59 per share in 1997, under both the basic and diluted methods.
* FFO of the Operating Partnership was $116.0 million, an increase of 24.3% or $22.7 million over the same period in 1997.
* Total revenue increased 26.6% to $310.4 million as compared to $245.1 million over the same period in 1997.

Results for the quarter do include the adoption of Emerging Issues Task Force 98-9, as of May 22, 1998, regarding the recording of percentage rents. The impact is not material to our results for the second quarter, less than a penny per share. However, we do want to advise that we expect the impact on the third quarter to be approximately 3 cents per share. We expect 2 cents of this to be recovered during the fourth quarter, resulting in a net impact of approximately 1 cent per share for 1998, which will be recovered in the first quarter of 1999.

For the six months.
* Fully diluted FFO per share increased 13.2% to $1.29 per share in 1998 from $1.14 per share in 1997.
* FFO of the Operating Partnership was $224.9 million, an increase of 24.1% or $43.7 million over the same period in 1997.
* Total revenue for the six months increased 25.3% to $610.6 million as compared to $487.5 million in 1997.

The strength and overall health of our portfolio in terms of sales performance and increases in minimum rent and occupancy have contributed to our growth in FFO:

* Occupancy at June 30, 1998, was 87.0%, an increase of 180 basis points over the same period in 1997.
* Average base rent in the regional mall portfolio was $23.10 per square foot as compared to $20.94 one year ago, for an increase of 10.3%. The increase for "comparable properties", those that were owned over both of the reporting periods, was 7.2%, to $22.45 per square foot.
* The average initial base rent for new leases signed in 1998 was $24.97 per square foot, an increase of $5.45, or about 28% over the tenants who closed or whose leases expired.

* Total sales volume in the portfolio for the first half of the year was $4.2 billion at June 30, up 44.7% from $2.9 billion in 1997.
* Total sales per square foot increased 8.5%, to $318. The increase for "comparable properties," that is properties owned for at least one year, was 5.8%.
* Comparable sales per square foot for tenants who have been in place for at least 24 months, increased 8.6%, to $328.

Same property NOI growth for the six months as compared to last year was 7.2%.

We are very pleased with the results for the first six months. The year-over-year comparisons illustrate the positive impact of our acquisition activity, yet the "comparable" portfolio statistics also show strong increases in the existing portfolio. Our ability to aggressively manage our existing portfolio provides the foundation upon which to integrate new assets.

Financing Activities  (Steve Sterrett)
--------------------------------------

In June, we completed the private placement of $1.075 billion of senior unsecured debt securities. The issue included three tranches of senior unsecured notes totaling $875 million and $200 million of 7.00% Mandatory Par Put Remarketed Securities ("MOPPRS"). We were very pleased with the pricing on this debt offering, which was at a weighted average interest rate of 6.8%. We were able to complete this offering in a very choppy bond market. This again demonstrates the financial strength of our company.

Earlier in June, we were removed from credit watch by both Standard & Poors and Moody's, and our senior unsecured ratings were upgraded to BBB+ by Standard & Poors and reaffirmed at Baa1 by Moody's. As you may have read, we opted not to renew our ratings contract with Fitch, as the alignment of S&P and Moody's ratings in strong BBB category eliminated the need, in our opinion, of a third agency's rating.

Development Activities  (Rick Sokolov)
--------------------------------------

During the second quarter, we opened the first phase of Lakeline Plaza in Austin, Texas, a 239,000 square foot power center. Phase II, which totals 128,000 square feet, will open in 1999. This center complements Lakeline Mall, which we opened in October 1995.

We are looking forward to the opening of The Shops at Sunset Place, a 510,000 square foot specialty center located in South Miami, Florida. This center has an exciting mixture of restaurants, entertainment tenants and retailers that are making a real impact on our industry today. The opening for this center is scheduled for December. We are over 93% leased and committed on this $150 million project.

We currently have three additional projects under construction or in the final stages of predevelopment as discussed in this morning's release:

* Concord Mills is under construction in Concord (Charlotte), North Carolina, through our joint venture agreement with the Mills.
* Houston Premium Outlets in Houston, Texas, will start construction later this month for an opening approximately 13 months from now. This project is a joint venture with Chelsea GCA.
* And our third new development is The Shops at North East Plaza, a 320,000 square foot power center adjacent to our North East Mall, that will begin construction this fall for a fall 1999 opening.

We continue to evaluate and work on new development opportunities in Orlando, Philadelphia, Dallas and metropolitan Washington DC.

We  have  three  significant redevelopments that will be completed  this
year:   Castleton  Square,  Prien Lake Mall and  Richmond  Town  Square.
These projects are detailed in today's press release.

In addition, there are three other major redevelopments that will open after 1998.

* The Florida Mall in Orlando will add a new 200,000 square foot Burdines and 190,000 square feet of small shops. JCPenney, Dillard's, and Saks will also expand. Parisian has just acquired the Gayfer's store there and will expand that location by 80,000 feet. This project will be completed in November of 1999.
* Mission Viejo Mall in Mission Viejo, California, will add Nordstrom and Saks, expand Macy's and Robinson-May, and add 150,000 square feet of small shops. This redevelopment has a targeted completion of September 1999, whereby we intend to capture new significant market share and reposition Mission Viejo as an upscale shopping destination.
* North East Mall in Hurst, Texas, will complete its redevelopment in the year 2000. This complete mall renovation includes the addition of Nordstrom and Saks; a reconfigured and new Dillard's; the expansion of JCPenney; and the addition of small shop GLA with a new food court.

Our redevelopment program is continuing in full force with more than 18 projects currently under construction, (in addition to the significant projects discussed above), including 10 mall remodels and the addition of over 18 anchors in our portfolio in 1998. Simon's investment, or share of costs, for these projects is approximately $139 million.

Acquisition/Disposition Activity (Rick Sokolov)
-----------------------------------------------

Subsequent to the first quarter, we acquired an additional ownership interest in Lakeline Mall and Lakeline Plaza in Austin, Texas, and we now own 80% of each of these assets.

Effective May 5th, we acquired the remaining 50.1% interest in Rolling Oaks Mall in San Antonio, Texas, for SDG Common Stock. We now own 100% of this 759,000 square foot mall anchored by Dillard's, Foley's and Sears.

As part of our program to identify and dispose of assets which do not fit the Company's long-term strategic criteria, we sold two assets in June for an aggregate of $37 million: The Promenade located in Woodland Hills, California and Southtown Mall in Ft. Wayne, Indiana.

We are continuing with our plans to dispose of our remaining office assets and a selected number of non-core regional mall assets that do not fit our growth profile going forward.

International Expansion  (David Simon)
--------------------------------------

In June, we were very excited to announce our intention to expand into continental Europe. In an agreement with Harvard Private Capital Group and Argo II, an investment fund established by J.P. Morgan and The O'Connor Group, we collectively committed to acquire an initial 44 percent ownership position in Groupe BEG, S.A., a fully integrated retail real estate developer, lessor and manager headquartered in Paris, France. We will be able to parlay BEG's existing business relationships and in-depth market knowledge into our overseas ventures, which will include the development, ownership and management of retail properties in key European markets; currently targeting significant efforts in Poland. In addition, Simon's entry into Europe enhances our opportunities to provide U.S.-based retailers with international locations. We are very excited about the opportunities that this combination presents to us in the future.

Company Name Change (David Simon)
---------------------------------

Recently, we announced that our name will be changing back to Simon Property Group, effective with the closing of the CPI merger. This name change is appropriate for several reasons:
1. The combination of the Simon and DeBartolo names created confusion in the business community-there was no clear company identity-and given that our ticker symbol maintained at "SPG", we felt it was in the best interest of our company to go back to Simon Property Group.
2. We have been evaluating extensively the roll out of a "branding" strategy for Simon Property Group, and our market research indicated that both shoppers and tenants, our two major constituencies, will more clearly identify with a simple brand name such as "Simon".
3. Our recent acquisition activity, i.e. RPT and CPI, have signaled to the market a new strategic direction for the Company and I think the name change clearly reinforces that transformation of our company.

Conclusion  (David Simon)
-------------------------

*    We are very pleased with our year-to-date results.
* Business fundamentals are very strong-we have seen terrific trends in occupancy, sales and rental growth.
*    We look forward to the remainder of 1998.
* We believe the CPI transaction is a terrific opportunity for our company.